Exhibit 10(a)(4)

                         VANGUARD CELLULAR SYSTEMS, INC.

                      FIRST AMENDMENT TO EXECUTIVE OFFICER

                      LONG-TERM INCENTIVE COMPENSATION PLAN


      THIS FIRST AMENDMENT, dated as of July 22, 1998 to Executive Officer Long-Term Incentive Compensation Plan by and between Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Company") and ____________________ (the "Participant").

      WHEREAS, on October 1, 1990, the Company entered into an Executive Officer Long-Term Incentive Compensation Plan (the "Plan") with the Participant regarding certain incentive payments to be made to the Participant as an officer of the Company; and

      WHEREAS, the Board of Directors deems it to be in the best interest of the Company to extend the term of the Plan as an incentive the Participant to remain in his position with the Company; and

      WHEREAS, the Company desires to amend the Plan in certain other respects;

      NOW, THEREFORE, in consideration of the premises and the agreements contained herein and other good and valuable consideration receipt of which is hereby acknowledged, the Plan is hereby amended as follows:

      1. Section 3 of the Plan is amended to read in its entirety as follows:

         "3.   TERM.  The Plan shall terminate on September 30, 2003."

      2. Section 4 of the Plan is amended by deleting Subsection (a) and inserting therefore the following:

         (a) "Change in Control" shall be deemed to have occurred upon the occurrence of any one of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of the securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or (ii) individuals who are Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors or (iii) a sale of all or substantially all of the assets of the Company is consummated; or (iv) any merger, consolidation or like business


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      combination or reorganization of the Company that results in the occurrence of any event described in (i) or (ii) above is consummated."

      3. Section 5 of the Plan is hereby amended by deleting therefrom the final paragraph of such Section and inserting therefore the following:

         "The Bonuses described in Subsections (a) and (b) above will be paid by the Company on the 90th day following the end of the quarter during which they were earned. Any Bonus that becomes payable under Subsection
      (c) above shall be paid on the 90th day following a Change in Control."

      4. This Amendment and the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, including, without limitation, any surviving entity following a Change in Control.

      5. Except as amended hereby, the Plan remains in full force and effect.

      Adopted under the seal of the Company as of this 22 day of July, 1998.

                              VANGUARD CELLULAR SYSTEMS, INC.



                              By:
                                 -------------------------
                              President
ATTEST:


-------------------------
Secretary


[Corporate Seal]



Agreed to as of the date first above written.


-------------------------
Participant